Exhibit 99.1

Helbiz and Vox Launch a New Integrated Service to Discover the Wonders of Rome

Rome Mayor Raggi hails it as “an excellent pairing of culture and sustainable mobility”

●	Partnership introduces “experiential tourism” bringing culture and sustainable mobility together enabling easy access between different points of interest in the city by electric scooter or bike
●	The collaboration will offer the possibility of enjoying a personalized and dynamic guided tour to discover the unique history and culture of Rome

Rome, June 1, 2021 - Helbiz, global leader in micro-mobility that is the business combination target of GreenVision Acquisition Corp. (Nasdaq: GRNV), announced a collaboration with Vox, global leader in technological solutions for tourism and culture, to support tourism in Rome and throughout Italy through the VOX POPguide app.

As part of this partnership, tourists will be able to visit historical areas and cultural sites of interest around Rome via scooter or electric bike by listening to the dedicated audio guide, which will be available on the Helbiz mobile app. Helbiz, Vox and the City of Rome all share the vision of innovation, technology and the growing importance of urban intramobility.

POPguide is a technological tool that has been consolidated for years and used by millions in cities worldwide. Through this collaboration, registered Helbiz users will be able to visit Rome in a flexible and sustainable way, stopping at places of interest to listen to information provided by the audio guide. Content provided by the guide will last an average of 60 seconds, the ideal amount of time for a sightseeing tour for the city to be experienced in a smart, dynamic and personalized way. Users will be able to purchase two packages that guarantee unlimited access to all multilingual audio guides of the city. A map will open within the Helbiz app, displaying tourist attractions in the city, which can be selected by audio guide.

Following its launch in the city last year, Helbiz remains committed to the City of Rome, offering citizens and tourists a new way to discover and experience the city. In the past year, Helbiz’s fleet of electric bikes and scooters have taken more than 400,000 rides and traveled over 630,000 km, with an average of 2.5 km and 14 minutes per individual ride. Additionally, Helbiz’s vehicles have saved over 2,000 tons of CO2, an incredible figure in a city with such a high population density like Rome.

“This new service offered by Helbiz and Vox represents an excellent combination of culture and electric sustainable mobility, in the name of technological innovation,” said the Mayor of Rome, Virginia Raggi. “It is a very useful and original tool to get to know the extraordinary historical, artistic, architectural and cultural heritage of our city first-hand, as the first in Italy for micro-mobility sharing services.”

“We support the restart of the strategic sector of tourism in Italy, starting in the capital, a city that is a symbol of history and culture worldwide,” said Matteo Tanzilli, Head of Public Affairs at Helbiz. “We will make our app-based audio guides, developed with our partner Vox, available with exclusive itineraries that will allow tourists to relive the vast history of our city in a more than sustainable and safe way: by listening. In this historical moment, it is important that private companies support each other to restart business.”

“Digital development will make it possible to offer new and innovative ways to enjoy the tourist experience,” said Fabio Primerano, CEO of the Vox Group. “Visitors will be able to experience cities of art by independently and freely deciding when and how to discover the wonderful places they offer, and customize their itineraries based on interests. Development of the digitalization of services and tools also allows access to a quantity of data that allows detailed profiling and knowledge of user interests and preferences, allowing targeted developments based on data collected. It is a virtuous circle aimed at improving the services offered.”

The service, launched today in Rome, will also be operational in cities where Helbiz is present including Milan, Naples, Turin, Florence, Verona, Genoa, Bari, Pescara, Cesena, Ravenna, Parma, Pisa, Latina, Naples, Modena, Palermo, Ferrara, and Rimini.

For additional information, please visit:
Helbiz: http://www.helbiz.com

Vox Group: www.voxtours.com

About Helbiz

Helbiz is a global leader in micro-mobility services. Launched in 2016 and headquartered in New York City, the company operates e-scooters, e-bicycles and e-mopeds in nearly 30 cities around the world including Washington, D.C., Alexandria, Arlington, Atlanta, Miami, Milan and Rome. Helbiz utilizes a customized, proprietary fleet management platform, artificial intelligence and environmental mapping to optimize operations and business sustainability. In Q1 2021, Helbiz Inc announced a merger with SPAC GreenVision Acquisition Corp. (Nasdaq: GRNV), resulting in it becoming the first micro-mobility company listed on Nasdaq upon completion.

Website: http://www.helbiz.com

GreenVision Acquisition Corp.

GreenVision Acquisition Corp. is a special purpose acquisition company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About Vox Group

Founded in 2001, Vox Group is the leading provider of audio guiding devices and digital tools to tourism and culture. The company provides audio technology and listening devices for many of the world’s biggest tour operators, cruise operators, OTAs and famous institutions such as St. Peter’s Basilica in Rome, Chenonceau Castle, Palace of Versailles, Mont St. Michel, Belfast Cathedral, and the Castle of Venaria, to name but a few. Vox Group has 55 offices worldwide serving 15 million travelers on 27 million audio tours through 5,500 business partners.

Core Products:

Vox City Walks is a global franchise network of hop-on hop-off walking tours with local experts in major cities and destinations. Vox City Unmissable Visits are complete digital self-guided museum, gallery and venue sightseeing. experiences for independent travelers. Vox POPGuide is a cost effective, interactive destination, mapping and audio tool that helps deliver personalized experiences for your customers during their trip, on their smartphones, under your own brand. Vox Connect is a professional smartphone guiding system for tour operators, guides, and their groups. Vox Tour Guide Systems are the best in the world for unrivalled quality, range, battery life and reliable pairing. Vox Sycomore offers a range of advanced multimedia devices and content for highlighting cultural heritage.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s or GreenVision’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the ability of the Company to meet Nasdaq listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or the stockholders of GreenVision or other reasons; (iv) the failure to meet the minimum cash requirements of the Merger Agreement due to GreenVision stockholder redemptions and the failure to obtain replacement financing; (v) the failure to meet projected development and production targets; (vi) costs related to the proposed transaction; (vii) changes in applicable laws or regulations; (viii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (ix) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (x) the effect of the COVID-19 pandemic on the Company and GreenVision and their ability to consummate the transaction; and (xi) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in GreenVision’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. GreenVision’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to GreenVision and Helbiz and speaks only as of the date on which it is made. GreenVision and Helbiz undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GreenVision will file a proxy statement with the SEC. Additionally, GreenVision will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of GreenVision are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release. GreenVision’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available as well as other documents filed with the SEC by GreenVision, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, New York 10019.

Participants in Solicitation

GreenVision and its directors and officers may be deemed participants in the solicitation of proxies of GreenVision’s shareholders in connection with the proposed business combination. Helbiz and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of GreenVision’s executive officers and directors in the solicitation by reading GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of GreenVision’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

For investor and media inquiries, contact:

HELBIZ

Global Head of Communications:

Davide D’Amico — tel. +39 335 7715011 email: davide.damico@helbiz.com

Regions

USA

- The Blueshirt Group

Gary Dvorchak, CFA — Phone: +1 (323) 240–5796 — email: gary@blueshirtgroup.com

- Agent of Change

Marcy Simon — Phone: +1 (917) 833–3392 — Email: marcy@agentofchange.com

EUROPE

- Helbiz Investor Relations: investor.relations@helbiz.com

- MY PR

office: +39 02 54123452

Giorgio Cattaneo — Phone +39 335 7053742 — email: giorgio.cattaneo@mypr.it

Arianna Bonfioli — Phone +39 335 6111390 — email: arianna.bonfioli@mypr.it

Marcella Vezzoli -Phone +39 337 1313471- email: marcella.vezzoli@mypr.it

VOX GROUP

press & media: katie.wood@voxtours.com

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